Madison Covered Call & Equity Strategy Fund

SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT SHAREHOLDER INFORMATION
Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:

We recently sent you proxy materials concerning important proposals regarding your investment, which will be considered at the Special Meeting of Shareholders on October 15, 2024, at 9:00 a.m. local time. This letter was sent to you because you held shares on the record date and we have not received your vote.

We believe approval of the proposals may help the Fund realize (i) growth in assets under management and scale efficiencies; (ii) continuity of the existing portfolio management team; (iii) enhanced investor relations; and (iv) potential improved secondary market trading.

Your vote is critical to this process. Please vote prior to the Special Meeting on October 15, 2024.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Patrick F. Ryan

President,

Madison Covered Call & Equity Strategy Fund

Read the enclosed materials and
vote by one of these four options:

Vote Online Visit the website noted on the enclosed voting instruction form and follow the instructions	Vote by Mail Mail your signed voting instruction form(s) in the postage-paid envelope

Vote by Phone Call the toll-free number printed on the enclosed voting instruction form and follow the automated instructions. Available 7 days a week 24 hours a day.	Speak with a Proxy Specialist Call 1 866-679-6748 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from noon – 6 p.m. ET

Remail S94225